UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008 the Compensation Committee of the Board of Directors of AMERIGROUP Corporation (the "Company") approved the (i) AMERIGROUP Corporation Amended and Restated 2005 Stock Incentive Plan, (ii) AMERIGROUP Corporation Amended and Restated 2007 Cash Incentive Plan, (iii) AMERIGROUP Corporation Amended and Restated Change in Control Benefit Policy, and (iv) AMERIGROUP Corporation Amended and Restated 2005 Executive Deferred Compensation Plan (collectively, the "Benefit Plans"), primarily to bring each of the Benefit Plans into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, "Section 409A"). The Compensation Committee also approved and offered to James G. Carlson, the Company’s Chairman, Chief Executive Officer and President, an amendment to his Employment Agreement dated January 16, 2008 amending its terms to comply with Section 409A.

Section 409A is the tax law enacted in 2004 governing "nonqualified deferred compensation" arrangements that imposes an additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. Although Section 409A’s provisions have been in effect since 2005, final regulations under Section 409A were not issued until 2007 and companies must amend affected nonqualified deferred compensation plans by December 31, 2008 to ensure compliance with Section 409A.

The provisions of the amended and restated Benefit Plans and the amendments to Mr. Carlson’s Employment Agreement approved by the Compensation Committee, reflect, among other things, changes necessary to comply with Section 409A rules governing the timing of payments under the Benefit Plans and changes to conform the definitions of "change in control" and "retirement", where applicable, with definitions that are compliant under Section 409A. These provisions do not affect the scope or amount of benefits an eligible employee will be entitled to receive under any Benefit Plan or the scope or amount of benefits Mr. Carlson will be entitled to receive under his amended Employment Agreement.

The Compensation Committee also ratified the AMERGIROUP Corporation Severance Plan. The terms of the Severance Plan had previously been approved by the Compensation Committee at its July 30, 2008 meeting as reported under the heading "Adoption of Severance Policy" in Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 4, 2008, which is incorporated by reference herein.

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Benefit Plans, Mr. Carlson’s Executive Employment Agreement or the AMERIGROUP Corporation Severance Plan. The above description is qualified in its entirety by reference to the AMERIGROUP Corporation Amended and Restated 2005 Stock Incentive Plan, AMERIGROUP Corporation Amended and Restated 2007 Cash Incentive Plan, AMERIGROUP Corporation Amended and Restated Change in Control Benefit Policy, AMERIGROUP Corporation Amended and Restated 2005 Executive Deferred Compensation Plan, Amendment No. 1 to Executive Employment Agreement dated November 6, 2008 by and between AMERIGROUP Corporation and James G. Carlson and AMERIGROUP Corporation Severance Plan which are filed as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2008, the Board of Directors of the Company approved amendments to the Company’s Code of Business Conduct and Ethics (as amended, the "Code of Conduct"). The amendments address compliance with regulatory and contract requirements applicable to the Company’s health plan operations, including the Company’s commitment to non-discrimination in marketing and enrollment, compliance with state and federal marketing rules, accuracy in governmental reporting, avoidance of kick-backs and other improper inducements and meeting contractual performance standards. The amendments also include technical, administrative or other non-substantive changes to the Code of Conduct.

The summary of the amendments to the Code of Conduct is qualified in its entirety by reference to the amended Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code of Conduct will also be posted on the corporate governance page of the Company’s website at www.amerigroupcorp.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

November 12, 2008	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	AMERIGROUP Corporation Amended and Restated 2005 Stock Incentive Plan
10.2	AMERIGROUP Corporation Amended and Restated 2007 Cash Incentive Plan
10.3	AMERIGROUP Corporation Amended and Restated Change in Control Benefit Policy
10.4	AMERIGROUP Corporation Amended and Restated 2005 Executive Deferred Compensation Plan
10.5	Amendment No. 1 to Executive Employment Agreement dated November 6, 2008 by and between AMERIGROUP Corporation and James G. Carlson
10.6	AMERIGROUP Corporation Severance Plan
14.1	AMERIGROUP Corporation Code of Business Conduct and Ethics